Exhibit 4.2







                              ALABAMA POWER COMPANY

                                       TO

                              JPMORGAN CHASE BANK,
                                     TRUSTEE






                      TWENTY-SEVENTH SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 21, 2004






                                  $150,000,000


                           SERIES AA 5 5/8% SENIOR NOTES

                               DUE APRIL 15, 2034

TABLE OF CONTENTS1
                                                                           PAGE
ARTICLE 1 - Series AA Senior Notes...........................................2
         SECTION 101.  Establishment.........................................2
                       -------------
         SECTION 102.  Definitions...........................................3
                       -----------
         SECTION 103.  Payment of Principal and Interest.....................4
                       ---------------------------------
         SECTION 104.  Denominations.........................................5
                       -------------
         SECTION 105.  Global Securities.....................................5
                       -----------------
         SECTION 106.  Transfer..............................................5
                       --------
         SECTION 107.  Redemption at the Company's Option....................6
                       ----------------------------------
         SECTION 108.  Mandatory Redemption..................................6
                       --------------------

ARTICLE 2 - Special Insurance Provisions.....................................7
         SECTION 201.  Supplemental Indentures...............................7
                       -----------------------
         SECTION 202.  Insurance Policy Payment Procedures...................8
                       -----------------------------------
         SECTION 203.  Application of Term "Outstanding" to Series AA Notes..9
                       ----------------------------------------------------
         SECTION 204.  Concerning the Special Insurance Provisions...........9
                       -------------------------------------------

ARTICLE 3 - Miscellaneous Provisions.........................................9
         SECTION 301.  Recitals by Company...................................9
                       -------------------
         SECTION 302.  Ratification and Incorporation of Original Indenture..9
                       ----------------------------------------------------
         SECTION 303.  Executed in Counterparts.............................10
                       ------------------------



EXHIBIT A - FORM OF SERIES AA SENIOR NOTES...................................A
EXHIBIT B - CERTIFICATE OF AUTHENTICATION....................................B



--------
1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

.......... THIS TWENTY-SEVENTH SUPPLEMENTAL INDENTURE is made as of the 21st day of April, 2004, by and between ALABAMA POWER COMPANY, an Alabama corporation, 600 North 18th Street, Birmingham, Alabama 35291 (the "Company"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, 4 New York Plaza, New York, New York 10004 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of December 1, 1997 (the "Original Indenture"), with the Trustee, as supplemented by a First Supplemental Indenture, dated as of December 12, 1997 (the "First Supplemental Indenture"), a Second Supplemental Indenture, dated as of February 26, 1998 (the "Second Supplemental Indenture"), a Third Supplemental Indenture, dated as of April 23, 1998 (the "Third Supplemental Indenture"), a Fourth Supplemental Indenture, dated as of August 19, 1998 (the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture, dated as of September 17, 1998 (the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture, dated as of September 24, 1998 (the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture, dated as of October 15, 1998 (the "Seventh Supplemental Indenture"), an Eighth Supplemental Indenture, dated as of November 3, 1998 (the "Eighth Supplemental Indenture"), a Ninth Supplemental Indenture, dated as of November 17, 1998 (the "Ninth Supplemental Indenture"), a Tenth Supplemental Indenture, dated as of May 26, 1999 (the "Tenth Supplemental Indenture"), an Eleventh Supplemental Indenture, dated as of August 19, 1999 (the "Eleventh Supplemental Indenture"), a Twelfth Supplemental Indenture, dated as of September 30, 1999 (the "Twelfth Supplemental Indenture"), a Thirteenth Supplemental Indenture, dated as of May 18, 2000 (the "Thirteenth Supplemental Indenture"), a Fourteenth Supplemental Indenture, dated as of August 29, 2001 (the "Fourteenth Supplemental Indenture"), a Fifteenth Supplemental Indenture, dated as of August 29, 2001 (the "Fifteenth Supplemental Indenture"), a Sixteenth Supplemental Indenture, dated as of June 28, 2002 (the "Sixteenth Supplemental Indenture"), a Seventeenth Supplemental Indenture, dated as of October 22, 2002 (the "Seventeenth Supplemental Indenture"), an Eighteenth Supplemental Indenture, dated as of November 26, 2002 (the "Eighteenth Supplemental Indenture"), a Nineteenth Supplemental Indenture, dated as of December 12, 2002 (the "Nineteenth Supplemental Indenture"), a Twentieth Supplemental Indenture, dated as of February 19, 2003 (the "Twentieth Supplemental Indenture"), a Twenty-First Supplemental Indenture, dated as of February 19, 2003 (the "Twenty-First Supplemental Indenture"), a Twenty-Second Supplemental Indenture, dated as of March 14, 2003 (the "Twenty-Second Supplemental Indenture"), a Twenty-Third Supplemental Indenture, dated as of April 23, 2003 (the "Twenty-Third Supplemental Indenture"), a Twenty-Fourth Supplemental Indenture, dated as of May 7, 2003 (the "Twenty-Fourth Supplemental Indenture"), a Twenty-Fifth Supplemental Indenture, dated as of November 20, 2003 (the "Twenty-Fifth Supplemental Indenture") and a Twenty-Sixth Supplemental Indenture, dated as of February 17, 2004 (the "Twenty-Sixth Supplemental Indenture");

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Twenty-Seventh Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

                  WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-Seventh Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                         ARTICLE 1Series AA Senior Notes

         SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series AA 5 5/8% Senior Notes due April 15, 2034 (the "Series AA Notes").

         There are to be authenticated and delivered $150,000,000 aggregate principal amount of Series AA Notes, and such principal amount of the Series AA Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series AA Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series AA Notes. Any such additional Series AA Notes will have the same interest rate, maturity and other terms as those initially issued. No Series AA Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series AA Notes shall be issued in definitive fully registered form.

         The Series AA Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series AA Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series AA Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series AA Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         The Series AA Notes will not have a sinking fund.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Due for Payment" means, when referring to the principal of a Series AA Note, the Stated Maturity and does not refer to any earlier date on which payment is due by reason of call for redemption, acceleration or other advancement of maturity and means, when referring to interest on a Series AA Note, the stated date for payment in interest.

         "Fiscal Agent" means U.S. Bank Trust National Association, New York, New York or its successor.

         "Insurance Agreement" means that certain Insurance Agreement, dated as of April 21, 2004, by and between the Company and the Insurer.

         "Insurer" means Financial Guaranty Insurance Company, a New York stock insurance company, or any successor thereto.

         "Interest Payment Dates" means January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2004.

         "Mandatory Redemption Event" means the Company's failure to comply with
Section 3.01 or Section 3.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 30 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof in accordance with Section 108 hereof.

         "Nonpayment" means the failure by the Company to provide sufficient funds to the Paying Agent for payment in full of all principal or interest on the Series AA Notes Due for Payment and includes any payment of principal or interest (as applicable) made to a Holder of the Series AA Notes by or on behalf of the Company which has been recovered from such Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction.

         "Original Issue Date" means April 21, 2004.

         "Policy" means the surety bond issued by the Insurer that guarantees payment of principal of and interest on the Series AA Notes Due for Payment.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

         "Stated Maturity" means April 15, 2034.

         SECTION 103. Payment of Principal and Interest. The principal of the Series AA Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series AA Notes shall bear interest at the rate of 5 5/8% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series AA Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series AA Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series AA Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series AA Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series AA Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series AA Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series AA Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series AA Notes shall be made upon surrender of the Series AA Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series AA Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. Regardless of any other arrangement agreed to between the Company and the Paying Agent, the Company shall deposit with the Paying Agent sufficient funds for the principal payment due at the Stated Maturity no later than one Business Day prior to the Stated Maturity.

         SECTION 104. Denominations. The Series AA Notes may be issued in denominations of $25, or any integral multiple thereof.

         SECTION 105. Global Securities. The Series AA Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series AA Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series AA Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series AA Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series AA Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, or (ii) there shall have occurred an Event of Default with respect to the Series AA Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series AA Notes registered in such names as the Depositary shall direct.

         SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series AA Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series AA Notes during a period beginning at the opening of business fifteen
(15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series AA Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series AA Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series AA Notes redeemed in part.

         SECTION 107. Redemption at the Company's Option. The Series AA Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium, at any time or from time to time on or after April 21, 2009, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount of the Series AA Notes to be redeemed plus accrued and unpaid interest on such Series AA Notes to the Redemption Date.

         In the event of redemption of the Series AA Notes in part only, a new Series AA Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series AA Notes shall, with respect to the principal thereof, be divisible by $25.

         SECTION 108. Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Company shall redeem the Series AA Notes, in whole, prior to the Stated Maturity upon not less than 30 nor more than 60 days' notice at a Redemption Price equal to 100% of the principal amount plus accrued and unpaid interest to the Redemption Date. A Mandatory Redemption Event will be deemed to have occurred at the time that the Trustee receives written notice from the Insurer of the occurrence of a Mandatory Redemption Event and such notice shall constitute the notice required by Section 1102 of the Original Indenture and shall not be required to be evidenced by a Board Resolution. Subject to the notice requirements set forth herein, the Company shall redeem the Series AA Notes (i) on April 21, 2009 if the Mandatory Redemption Event occurs on or prior to February 20, 2009 or (ii) if the Mandatory Redemption Event occurs after February 20, 2009, within 60 days after the occurrence of the Mandatory Redemption Event, but in no event earlier than April 21, 2009. Any notice of redemption required to be given by the Trustee in connection with a redemption required by this Section 108 need not be given earlier than 15 days after the date the Trustee receives notice of a Mandatory Redemption Event pursuant to this Section 108.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

                                    ARTICLE 2

                          Special Insurance Provisions

         SECTION 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Original Indenture requiring the consent of the Holders of the Series AA Notes pursuant to Section 902 of the Original Indenture. The Company shall deliver to any rating agency rating the Series AA Notes notice of each indenture or indentures supplemental to the Original Indenture and a copy thereof at least 15 days in advance of its execution and provide the Insurer with a full transcript of all proceedings related to the execution of any such indenture or indentures supplemental to the Original Indenture.

         SECTION 202. Events of Default and Remedies. Subject to Section 107 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default with respect to the Series AA Notes occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series AA Notes or the Trustee for the benefit of the Holders of the Series AA Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series AA Notes as provided in Section 502 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series AA Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 512 and 603(e) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by
Section 601(c)(3) of the Original Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer). The Insurer shall be entitled to notify the Trustee and the Company of a default referred to in
Section 501(4) of the Original Indenture relating to the Series AA Notes as if it were the Holder of at least 25% in principal amount of the Outstanding Series AA Notes, provided that such notice shall otherwise conform to the requirements of said Section 501(4).

         The Trustee and the Company shall give the Insurer immediate notice of any default in the payment of the principal of or interest on the Series AA Notes (the obligation of the Trustee to give such notice to be deemed satisfied if the Paying Agent shall have provided the notice required by Section 203(a) hereof). The Trustee and the Company shall give the Insurer notice of any event which with the giving of notice or the passage of time would constitute an Event of Default with respect to the Series A Notes within 30 days of the Trustee's or the Company's knowledge thereof, provided that the Trustee shall not be deemed to have knowledge thereof unless a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or unless the Trustee shall have received written notice thereof from the Company or the Holders of at least 25% in principal amount of the Series AA Notes then Outstanding.

         No effect shall be given to payments made under the Policy in determining whether an Event of Default with respect to the Series AA Notes has occurred or is continuing.

         SECTION 203. Insurance Policy Payment Procedures. (a) If the Paying Agent does not have sufficient funds for any payment of principal or interest Due for Payment by reason of the Company's Nonpayment, then any Holder of the Series AA Notes or the Paying Agent will notify the Insurer by telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail. The Insurer shall make such payment to the Fiscal Agent on the date on which such principal or interest is Due for Payment or within one Business Day (as defined in the Policy) after receipt of the notice of Nonpayment, whichever is later, and the Fiscal Agent shall make such payments in accordance with the Policy. In addition to the foregoing:

         (i) The Paying Agent shall provide the Insurer and the Fiscal Agent with a list of the Holders entitled to receive principal or interest payments from the Insurer under the terms of the Policy and shall make arrangements for the Insurer and the Fiscal Agent to disburse such amount Due for Payment on any Series AA Note to the Holder or the Paying Agent.

         (ii) The Paying Agent shall, at the same time that it provides the Insurer with the list of Holders, notify the Holders entitled to receive payment of principal or interest on the Series AA Notes from the Insurer (A) as to the fact of such entitlement, (B) that the Insurer will remit to them or the Paying Agent all or part of the interest payments Due for Payment, (C) that, except as provided in paragraph (b) below, in the event that the Holder is entitled to receive full payment of principal from the Insurer, such Holder must tender the Series AA Note to the Insurer or the Paying Agent with an instrument of transfer executed in the name of the Insurer and (D) that, except as provided in paragraph (b) below, in the event that such Holder is entitled to receive partial payment of principal from the Insurer, such Holder must tender its Series AA Note for payment to the Paying Agent which shall note on such Series AA Note the portion of principal paid by the Paying Agent, and then, with an acceptable form of assignment executed in the name of the Insurer, to the Fiscal Agent which will then pay the unpaid portion of principal to the Holder subject to the terms of the Policy.

         (b) In the event that the Trustee has notice that any payment of principal of or interest on a Series AA Note has been recovered from a Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall notify the Insurer of such recovery in accordance with the notice requirements of this Section 203(a) and notify all Holders that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery. The Paying Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series AA Notes which have been made by the Paying Agent and subsequently recovered from the Holders, and the dates on which such payments were made.

         (c) The Insurer shall, to the extent it makes payment of principal of or interest on the Series AA Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy and, to evidence such subrogation, (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the Security Register maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the Holder of such Series AA Notes and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the Security Register for the Series AA Notes maintained by the Trustee, as Security Registrar, upon receipt of proof of the payment of the principal thereof to the Holders of such Series AA Notes. Notwithstanding anything in this Supplemental Indenture or the Series AA Notes to the contrary, the Paying Agent shall make payment of such past due interest and past due principal directly to the Insurer to the extent that the Insurer is a subrogee with respect thereto.

         SECTION 204. Application of Term "Outstanding" to Series AA Notes. In the event that the principal and/or interest due on the Series AA Notes shall be paid by the Insurer pursuant to the Policy, the Series AA Notes shall remain Outstanding for all purposes of the Indenture, shall not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Series AA Notes shall continue to exist and such covenants, agreements and other obligations shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

         SECTION 205. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.


                                    ARTICLE 3
                            Miscellaneous Provisions

         SECTION 301. Recitals by Company. The recitals in this Twenty-Seventh Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series AA Notes and of this Twenty-Seventh Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 302. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-First Supplemental Indenture, the Twenty-Second Supplemental Indenture, the Twenty-Third Supplemental Indenture, the Twenty-Fourth Supplemental Indenture, the Twenty-Fifth Supplemental Indenture, the Twenty-Sixth Supplemental Indenture and this Twenty-Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 303. Executed in Counterparts. This Twenty-Seventh Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



ATTEST:                                       ALABAMA POWER COMPANY







By: /s/Celia Shorts                          By: /s/William B. Hutchins, III
   --------------------------------             -------------------------------
         Assistant Secretary                        William B. Hutchins, III
                                                    Executive Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer




ATTEST:                                         JPMORGAN CHASE BANK, as Trustee



By: /s/Diane Darconte                           By: /s/Carol Ng
   -----------------------------------------       ---------------------------
           Diane Darconte                                   Carol Ng
            Trust Officer                                Vice President

                                    EXHIBIT A

                             FORM OF SERIES AA NOTE




NO. __                                                  CUSIP NO.  010392 55 3



                              ALABAMA POWER COMPANY

                            SERIES AA 5 5/8% SENIOR NOTE

                               DUE APRIL 15, 2034





Principal Amount:          $__________________
Regular Record Date:       15th calendar day prior to Interest Payment Date
                           (whether or not a Business Day)
Original Issue Date:       April 21, 2004
Stated Maturity:           April 15, 2034
Interest Payment Dates:    January 15, April 15, July 15 and October 15
Interest Rate:             5 5/8%
Authorized Denomination:   $25 or any integral multiple thereof

         Alabama Power Company, an Alabama corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________, or registered assigns, the principal sum of ____________________________________________ DOLLARS
($______________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on July 15, 2004, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date would otherwise be a day that is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series AA Notes shall be made upon surrender of the Series AA Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series AA Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                     ALABAMA POWER COMPANY



                                                     By:
                                                        -----------------------
                                                              Vice President

Attest:



         Assistant Secretary



                  {Seal of ALABAMA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION



         This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                   JPMORGAN CHASE BANK,

                                   as Trustee





                                   By:
                                      -----------------------------------------

                                            Authorized Officer

                             (Reverse Side of Note)



         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of December 1, 1997, as supplemented (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series AA 5 5/8% Senior Notes due April 15, 2034 (the "Series AA Notes") which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.



         The Series AA Notes (i) shall, at any time or, from time to time, on or after April 21, 2009 upon not less than 30 nor more than 60 days' notice to the holders thereof, be subject to optional redemption at the option of the Company, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Series AA Notes to be redeemed plus accrued and unpaid interest on the Series AA Notes to the Redemption Date and (ii) shall, on or after April 21, 2009 upon not less than 30 nor more than 60 days' notice to the holders thereof, be subject to mandatory redemption, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the Series AA Notes plus accrued and unpaid interest on such Series AA Notes to the Redemption Date, upon the occurrence of the Company's failure to comply with Section 3.01 or Section 3.02 of the Insurance Agreement, dated as of April 21, 2004, by and between the Company and Financial Guaranty Insurance Company (the "Insurer"), the continuance of such failure for a period in excess of 30 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof.



         In the event of redemption of this Note in part only, a new Note or Notes of this Series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.



         The Series AA Notes will not have a sinking fund.



         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.



         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.



         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.



         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



         The Notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.



         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.



                             STATEMENT OF INSURANCE

         Financial Guaranty Insurance Company (the "Insurer") has issued a surety bond containing the following provisions with respect to the Series AA Notes, such surety bond being on file at the principal corporate trust office of Trustee, as paying agent for the Series AA Notes (the "Paying Agent"):

         The Insurer hereby unconditionally and irrevocably agrees to pay for disbursement to the Holders that portion of the principal of and interest on the Series AA Notes which is then Due for Payment and which the Company shall have failed to provide. Due for Payment means, with respect to principal, the stated maturity thereof, and does not refer to any earlier date on which the payment of principal of the Series AA Notes is due by reason of call for redemption, acceleration or other advancement of maturity and means, with respect to interest, the stated date for payment of such interest.

         Upon receipt of telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from a Holder or the Paying Agent to the Insurer that the required payment of principal or interest has not been made by the Company to the Paying Agent, the Insurer on the due date of such payment or within one Business Day (as defined in the surety bond) after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, or its successor as its agent (the "Fiscal Agent"), sufficient to make the portion of such payment not paid by the Company. Upon presentation to the Fiscal Agent of evidence satisfactory to it of the Holder's right to receive such payment and any appropriate instruments of assignment required to vest all of such Holder's right to such payment in the Insurer, the Fiscal Agent will disburse such amount to the Holder.

         As used herein the term "Holder" means the person other than the Company or the borrower(s) of note proceeds who at the time of nonpayment of a Series AA Note is entitled under the terms of such Series AA Note to payment thereof.

         The surety bond is non-cancellable for any reason.

                      Financial Guaranty Insurance Company

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM- as tenants in            UNIF GIFT MIN ACT- _______ Custodian ________
         common                                      (Cust)            (Minor)

TEN ENT- as tenants by the
         entireties               under Uniform Gifts to
JT TEN - as joint tenants         Minors Act
         with right of
         survivorship and         ________________________
         not as tenants                   (State)
         in common

                    Additional abbreviations may also be used
                          though not on the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto



(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE





the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------         -------------------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B



                          CERTIFICATE OF AUTHENTICATION



         This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                   JPMORGAN CHASE BANK,

                                   as Trustee





                                  By:
                                     ---------------------------------------

                                           Authorized Officer